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                                                                      EXHIBIT 11

                             SCHOLASTIC CORPORATION
               COMPUTATION OF NET INCOME PER CLASS A, COMMON AND
                   CLASS A SHARE AND COMMON SHARE EQUIVALENTS
                    YEARS ENDED MAY 31, 1996, 1995, AND 1994
            (AMOUNTS IN THOUSANDS EXCEPT SHARES AND PER SHARE DATA)

- - ----------------------------------------------------------------------------------------------------------------
                                                                          1996           1995           1994
Earnings before cumulative effect of accounting changes.............   $    31,897    $    38,578    $    32,929
Cumulative effect of accounting changes.............................            --             --          8,135
                                                                       -----------    -----------    -----------
NET INCOME USED FOR PRIMARY EARNINGS PER SHARE......................        31,897         38,578         24,794
Net interest savings from assumed conversion of Convertible
  Subordinated Debentures...........................................         2,978             --             --
                                                                       -----------    -----------    -----------
NET INCOME USED FOR FULLY DILUTED EARNINGS PER SHARE................   $    34,875    $    38,578    $    24,794
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------
Primary:
     Weighted average Class A and Common Shares outstanding.........    15,787,735     15,550,964     15,460,736
Common Share equivalents arising from outstanding options computed
  on the treasury stock method......................................       408,121        691,557        693,983
                                                                       -----------    -----------    -----------
PRIMARY CLASS A, COMMON AND CLASS A AND COMMON SHARE EQUIVALENTS
  OUTSTANDING.......................................................    16,195,856     16,242,521     16,154,719
Fully diluted:
     Additional dilutive effect of outstanding options computed on
       the treasury stock method....................................        12,169         42,989             --
     Assumed conversion of Convertible Subordinated Debentures......     1,133,012             --             --
                                                                       -----------    -----------    -----------
FULLY DILUTED CLASS A, COMMON AND CLASS A SHARE AND COMMON SHARE
  EQUIVALENTS OUTSTANDING...........................................    17,341,037     16,285,510     16,154,719
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------
Primary earnings per share before cumulative effect of accounting
  changes...........................................................   $      1.97    $      2.38    $      2.04
Cumulative effect of accounting changes.............................            --             --           (.51)
                                                                       -----------    -----------    -----------
PRIMARY EARNINGS PER SHARE..........................................   $      1.97    $      2.38    $      1.53
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------
Fully diluted earnings per share before cumulative effect of
  accounting changes................................................   $      2.01    $      2.37    $      2.04
Cumulative effect of accounting changes.............................            --             --           (.51)
                                                                       -----------    -----------    -----------
FULLY DILUTED EARNINGS PER SHARE(1).................................   $      2.01    $      2.37    $      1.53
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------

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(1) Fiscal  1996 fully  diluted earnings  per share  is antidilutive, therefore, primary earnings per share is presented on the Consolidated Statement of Income.


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